Exhibit 15.1

RSM Richter LLP

RSM Richter LLP Comptables agréés
Chartered Accountants
2, Place Alexis Nihon
Montréal (Québec) H3Z 3C2
Téléphone / Telephone : (514) 934-3400
Télécopieur / Facsimile : (514) 934-3408
www.rsmrichter.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Copernic Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-102792) and the Registration Statement on Form F-3 (No. 333-117794) of Copernic Inc. of our Auditors’ Report dated March 27, 2008, which appear in this Annual Report to shareholders on Form 20-F.

/s/ RSM Richter LLP
Chartered Accountants

Montreal, Canada
March 27, 2008